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                                                                      EXHIBIT 20



                                 PROXY STATEMENT

GENERAL INFORMATION

The proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Bio-Lok International Inc. (the "Company"), of proxies to be voted at the annual meeting of shareholders of the Company to be held on March 22, 2000, and any adjournment thereof. This proxy statement is being mailed with the 1999 Annual Report and results for the first quarter 2000 (unaudited).

VOTING AT THE MEETING

The Board of Directors (the "Board") has fixed the close of business of January 31, 2000, as the record date for determining shareholders entitled to vote at the meeting. On that date there were 5,642,275 shares of the Company's common stock outstanding, each of which will be entitled to ONE VOTE. At the meeting a majority of the shares entitled to vote will constitute a quorum for the transaction of business.

Shares will be voted in accordance with the instructions indicated in a properly executed PROXY. If no instructions are indicated, such shares will be voted as recommended by the Board. A shareholder who has given a PROXY may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated PROXY to the Secretary of the Company at any time before the closing of the polls at the meeting. The Secretary of the Company will act as inspector at the meeting.

The Company's by-laws require the affirmative vote of a plurality of the votes cast at the meeting for the election of directors and the affirmative of a majority of the votes cast at the meeting for the approval of the independent auditors.

ANY PROXY NOT RETURNED TO THE COMPANY WILL BE DEEMED THAT THE STOCKHOLDER AGREES WITH THE BOARD OF DIRECTORS AND RELATED SHARES WILL BE VOTED BY THE SITTING BOARD AT THE ANNUAL MEETING.

1.   ELECTION OF DIRECTORS

                               BOARD OF DIRECTORS

The following individuals represent the existing Board of Directors and Management of the Company:


                                                                                    Month & Year first
                           Principal Business Position(s),  age,                    Elected or Appointed
Name                       Expiration of Term and Other Offices                     as a Director
--------------------------------------------------------------------------------------------------------
ALEXANDER, HAROLD          Director;  age 61;  term expires 4/01;                   4/99
                           other offices - President of Orthogen
                           Corporation;

BARONOFF, PETER            Vice-Chairman of the Board; age 41;                      4/9/96
                           term expires 3/00; other offices
                           Chairman & CEO of Sun Capital, Inc.

HOLLANDER, BRUCE L.        Chairman of the Board, CEO and President;                12/95
                           age 61;  term expires 4/01;





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

                                                                                    Month & Year first
                           Principal Business Position(s),  age,                    Elected or Appointed
Name                       Expiration of Term and Other Offices                     as a Director
--------------------------------------------------------------------------------------------------------
KOSLOW, HOWARD             Director, age 54; term expires 3/00;                     8/97
                           other offices - President, COO & CFO of
                           Sun Capital, Inc.

KOZAK, INGO K.             Director, CFO and VP - Finance, Secretary;               4/94
                           age 58; term expires 4/01;

SADOWSKY, CARL             Director; age 53; term expires 3/00;                     4/9/96
                           other offices - Doctor of  Medicine.

SMITH, NEIL H.             Director;  age 58;  term expires 4/01;                   7/96
                           retired and past C0-Chairman & CFO of
                           Express Shade, Inc.;

WEISMAN, HAROLD ESQ.       Director; age 65; term expires 3/00;                     7/96
                           other offices - Attorney at Law, Delray Beach,
                           Florida.


                                BOARD COMMITTEES

Committees authorized and established are as follows:


         Executive Committee                         -        Bruce L. Hollander, Chairman
                                                              Peter Baronoff
                                                              Neil Smith
                                                              Ingo K. Kozak
         Compensation & Employee Benefits
               Committee                             -        Bruce L Hollander, Chairman
                                                              Neil H. Smith
                                                              Howard Koslow

         Finance Committee                           -        Bruce L. Hollander, Chairman
                                                              Ingo K. Kozak
                                                              Howard Koslow


BOARD MEETINGS AND DIRECTORS' ATTENDANCE

Board meetings were held regularly every two or three months since the last annual meeting. Average attendance at these meetings was 90%.






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                      NOMINATION OF NEW BOARD OF DIRECTORS

The following contains information concerning any nominees and the directors whose terms of office will continue after the meeting. Unless otherwise indicated, each such persons current principal business position and historical positions held for the past 5 years is provided. These individuals are being nominated by the Board of Directors of the Company after having reviewed their credentials and evaluated the potential of their contribution to the Company going forward. No other individuals have been nominated or put forth at the last Annual Meeting or since.

Board members have been elected in the past on a staggered basis. This change was implemented in 1997 to provide a level of continuity to the Board for future years. Individuals elected in 1999 (four (4) directorships) where elected for a 2 year term.


The following individuals are nominated for the term specified at this election by the Board of Directors:


                                                                                    Year First       Length of
                           Principal Business Position(s) for Past Five (5)          Elected         Term to be
Name                       Years, Other Directorships, and Age                       Director         Elected
---------------------------------------------------------------------------------------------------------------
BARONOFF, PETER            Chairman & CEO of Sun Capital, Inc., age 41;                1996             1

KOSLOW, HOWARD             President, COO & CFO of Sun Capital Inc.                    1997             1
                           age 54;

SADOWSKY, CARL             Doctor of Medicine;  age 53;                                1996             1

WEISMAN, HAROLD ESQ.       Attorney at Law, Delray Beach, FL, age 65;                  1996             1


THE SITTING BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE SLATE PUT FORTH.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of the Company's common stock beneficially owned by each of the Directors and/or by each of the Executive Officers named in the Summary Compensation Table and by all Directors and all Executive Officers of the Company as a group on February 28, 1998, unless otherwise indicated in footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated in footnotes.


                                                                   Beneficially
Name and Office                                                    Shares Owned
---------------                                                    ------------
Bruce L. Hollander  (Director and Officer).......................  1,988,532(a)
Ingo K. Kozak (Director and Officer).............................    667,451(a)
Peter Baronoff (Director)........................................    240,500
Carl Sadowsky (Director).........................................    191,000
Howard Koslow (Director).........................................     69,250
Neil Smith (Director)............................................     68,000
Harold Weisman (Director)........................................     60,000
Harold Alexander(Director).......................................      5,000
Voting Trust - (Voted by Mr. Hollander)..........................    220,000

All Directors and Officers.......................................  3,289,733
Total shares outstanding as of  1/31/00..........................  5,642,275
Total common stock shares authorized by board....................  7,000,000

(a) shares voted may not all be beneficially owned by the individual but by other family members or individual controlled entities.






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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS      None

REPORT OF THE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE ON EXECUTIVE COMPENSATION

Committee met as necessary. The Committee recommended the issue of common stock in lieu of cash to a number of Directors, Officers, employees and select clinicians; respective shares have been issued after approval by the Board.

SHORT-TERM INCENTIVES      None

LONG-TERM INCENTIVES       None

RESTRICTED STOCK           None


CORPORATE PERFORMANCE AND CEO PAY

1999 represented the first year that the Corporation has been profitable since its reorganization. Sales have grown and costs have continued to be controlled. The turn to profitability is expected to continue into 2000 and beyond.

Mr. Hollander, the President and CEO of the company, is covered by an employment contract which dictates a salary of $150,000 to be paid. For 1999 Mr. Hollander has again forgone being paid his full salary, permitting the company to continue to reinvest the money for new machinery and market penetration.

PERFORMANCE GRAPH

None presented or comparison feasible due to lack of stock trading. Book value of stock as of 1/31/00 (end of the first quarter operating results) was $.15 per share. No active market has existed for the stock in the past, but trades have occurred from time to time at from $.25 to $1.25 per share.

SUMMARY COMPENSATION TABLE

The following table sets forth the annual compensation attributable to all service in the fiscal years 1999, 1998, 1997, paid to those persons who held officer positions at the end of 1998 fiscal year and will hold same in the future:


                                                                Annual Compensation
                                                          ------------------------------
Past, Present or Future                                                     Other Annual
Name and Principal Position(s)              Year          Salary            Compensation
------------------------------              ----          -------           ------------
Bruce L. Hollander                          1999          $79,465             $  -0-
  Director, CEO and President               1998           50,934                -0-
                                            1997           65,852                -0-

Ingo K. Kozak                               1999           79,368                -0-
  Director, CFO, Secretary and              1998           48,724                -0-
  VP - Finance                              1997           63,546                -0-



STOCK OPTIONS Stock options granted to date to Directors and/or employees of the company are as follows:

         2/1/00   -   760,000 stock purchase options have been granted to
                      employees at an exercise price of $.25 per share from 2/1/2002 to 2/28/2007;

         2/15/00  -   200,000 stock purchase options have been granted to an
                      entity for the assistance in promoting the company and its stock at an exercise price of $.75 and $3.00 for up to five years.






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LONG-TERM INCENTIVE PLAN AWARDS     None granted in 1999.

PENSION PLANS

Effective 1/1/97 the Company established a 401k Plan for its employees to which the Company may contribute up to 50% of the employees contribution out of profits. It represents an option to the Company and the contribution can be granted only by the Board of Directors. For 1999 no corporate contributions where voted to be disbursed to the plan.

COMPENSATION OF DIRECTORS

Presently, no compensation is paid to Directors for services as a Director of the Company except for common stock issued. For 1999 each Director received 10,000 shares of common stock for their services and support of the company. COMPENSATION OF MEMBERS OF THE EXECUTIVE COMMITTEE (ALSO DIRECTORS), for 1999 member of the Executive Committee of the company were granted 5,000 shares of common stock for their services and support of the company.

CHANGE OF CONTROL ARRANGEMENTS AND EMPLOYMENT CONTRACTS

Employee contracts exist for Mr. Hollander, President for five (5) years; Mr. Kozak, Vice President for four (4) years; and, Mr. Nilo, Director International Sales & Marketing for two (2) years.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of the Board of Directors it is requested that the accounting firm of WEINBERG & COMPANY, P.A. be appointed as the independent auditors of the Company for the fiscal year ending October 31, 2000, which appointment will be proposed for ratification at the meeting. Weinberg & Company represented the same accounting firm engaged for the 1999 audit.

Approval of the proposal requires the affirmative vote of a majority of the shares voted. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint other independent auditors for the next fiscal year.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DURLAND & COMPANY P.A. AS THE INDEPENDENT AUDITORS.

3. OTHER MATTERS

DISCRETIONARY AUTHORITY

At the time of the mailing of this Proxy Statement, the Board was not aware of any other matters which might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the persons named in the Proxy form to be mailed at a later date will vote such PROXY in accordance with their judgment.

NOTICE REQUIREMENTS

The Company's By-laws require written notice to the Company of a nomination for election as a Director (other than a nomination by the Board) and of the submission of a proposal (Other than a proposal by the Board) for consideration at an annual meeting of Shareholders. The notice must contain certain information concerning the nominating or proposing Shareholder, and the nominee or the proposal, as the case may be, and be furnished to the Company generally not less than 30 days prior to the meeting. A copy of the applicable by-law provisions may be obtained, without charge, upon written request to the Secretary of the Company at the Company's principal executive offices.






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In addition to the foregoing, any shareholder who desires to have a proposal included in the Company's 2001 annual meeting of shareholders should send to the Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than December 31, 2000.

EXPENSES AND METHODS OF SOLICITATION

The expenses of soliciting proxies is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone or other means of communication, by directors, officers and employees of the Company, who will not receive compensation therefor.


By order of the Board of Directors,


Ingo K. Kozak
Secretary of the Company


Dated:  February 22, 2000


           YOUR VOTE IS IMPORTANT. PLEASE, COMPLETE AND SIGN THE PROXY
            FORWARDED HEREWITH AND RETURN IT PROMPTLY TO THE COMPANY.







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